Exhibit 10.1


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                           SOS STAFFING SERVICES, INC.


             ______________________________________________________

                   AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT
             ______________________________________________________



                            DATED AS OF JULY 30, 2001










            $5,000,000 SENIOR NOTES, SERIES A, DUE SEPTEMBER 1, 2003 $30,000,000 SENIOR NOTES, SERIES B, DUE SEPTEMBER 1, 2008

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                           SOS STAFFING SERVICES, INC.

            $5,000,000 SENIOR NOTES, SERIES A, DUE SEPTEMBER 1, 2003 $30,000,000 SENIOR NOTES, SERIES B, DUE SEPTEMBER 1, 2008

                   AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT


                                                             As of July 30, 2001

TO EACH OF THE HOLDERS OF THE EXISTING NOTES
LISTED ON THE SIGNATURE PAGES ATTACHED HERETO:

Ladies and Gentlemen:

     SOS STAFFING SERVICES, INC., a Utah corporation (together with its successors and assigns, the "COMPANY"), agrees with the holders of the Existing Notes (collectively, together with their successors and assigns, the "HOLDERS") as follows:

1.   PRIOR ISSUANCE OF NOTES.

     The Company has entered into those certain Note Purchase Agreements, each dated as of September 1, 1998 (collectively, as amended by that certain Amendment to Note Purchase Agreement, dated as of January 11, 2001, and as in effect immediately prior to giving effect to the amendments provided for by this Amendment No. 2, the "EXISTING NOTE AGREEMENT" and, as amended pursuant to this Amendment No. 2 and as may be further amended, restated or otherwise modified from time to time, the "AMENDED NOTE Agreement") whereby $5,000,000 aggregate principal amount of Senior Notes, Series A, due September 1, 2003 and $30,000,000 aggregate principal amount of Senior Notes, Series B, due September 1, 2008 (such Notes as in effect immediately prior to giving effect to the amendments provided for by this Amendment No. 2, the "EXISTING NOTES") of the Company have been issued to Holders and are currently outstanding. The Existing Notes, as amended pursuant to this Amendment No. 2 and as may be further amended, restated or otherwise modified from time to time are referred to herein as the "Notes."

2.   DEFINED TERMS.

     Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note Agreement.

3.   REQUEST FOR CONSENT TO AMENDMENTS; WAIVERS.

     3.1. AMENDMENTS AND WAIVERS.

     The Company requests that the Holders consent to the Amendments and Waivers (as such terms are hereinafter defined) to the Existing Note Agreement and the Existing Notes as provided herein.

     3.2. WAIVERS.

     Effective as of June 30, 2001 (but subject to the occurrence of the Amendment No. 2 Effective Date (as hereinafter defined)), the Holders hereby waive any Event of Default caused by the Company's noncompliance with Section
10.4 ("Limitation on Total Indebtedness"), including any noncompliance which arose due to the Company's failure to make a timely $12,500,000 payment on June 30, 2001 to the Lenders under the Existing Bank Credit Facility, and Section
10.8 ("Minimum Fixed Charge Coverage") of the Existing Note Agreement, in each case for the fiscal quarter of the Company ended June 30, 2001. The waivers provided for in the foregoing sentence are referred to herein as the "WAIVERS."

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     To induce the Holders to enter into this Amendment No. 2 and to consent to the Amendments and Waivers, the Company represents and warrants as follows:

     4.1. ORGANIZATION AND EXISTENCE.

     The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Utah and has the requisite corporate power and authority to execute and deliver this Amendment No. 2 and to perform its obligations under this Amendment No. 2, the Amended Note Agreement and the Notes.

     4.2. ACTIONS PENDING.

     There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.3. FINANCING DOCUMENTS AUTHORIZED; OBLIGATIONS ENFORCEABLE.

          (A) FINANCING DOCUMENTS ARE LEGAL AND AUTHORIZED. The execution and delivery by the Company of this Amendment No. 2, and compliance by the Company with all of the provisions of this Amendment No. 2, the Amended Note Agreement and the Notes, are within the corporate powers of the Company.

          (B) COMPANY OBLIGATIONS ARE ENFORCEABLE. The Company has duly authorized this Amendment No. 2 by all necessary action on its part. This Amendment No. 2 has been executed and delivered by one or more duly authorized officer of the Company, and each of this Amendment No. 2, the Amended Note Agreement and the Notes constitutes, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability thereof may be:

               (i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

               (ii) subject to the availability of equitable remedies.

     4.4. NO CONFLICTS.

     Neither the execution nor delivery of this Amendment No. 2, nor fulfillment of nor compliance with the terms and provisions of this Amendment No. 2, the Amended Note Agreement and the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except Liens permitted by Section 10.3 of the Existing Note Agreement) upon any of the Properties of the Company or any of its Subsidiaries pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with shareholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

     4.5. GOVERNMENTAL CONSENT.

     Neither the execution and delivery of this Amendment No. 2, nor the performance by the Company of its obligations under this Amendment No. 2, the Amended Note Agreement and the Notes, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body on the part of the Company in connection with the execution and delivery of this Amendment No. 2 or fulfillment of or compliance with the terms and provisions of this Amendment No. 2, the Amended Note Agreement or of the Notes.

     4.6. FULL DISCLOSURE.

     This Amendment No. 2 and the documents, certificates or other writings delivered to the Holders by or on behalf of the Company in connection with the proposal and negotiation of the Amendments and Waivers, including, without limitation, all information provided pursuant to Section 7.1 of the Existing Note Agreement, taken as a whole, did not contain, as of its respective date of delivery, or now does not contain, any untrue statement of a material fact as of any such date or omitted or now omits to state any material fact necessary to make the statements contained therein and herein not misleading. There is no fact that the Company has not disclosed to the Holders in writing that has had or, so far as it can now reasonable foresee, could reasonably be expected to have a Material Adverse Effect.

     4.7. NO DEFAULTS.

     No event has occurred and no condition exists that, upon the execution and delivery of this Amendment No. 2 and the effectiveness of the Amendments and Waivers would constitute a Default or an Event of Default.

5.   AMENDMENTS.

     5.1. AMENDMENTS TO EXISTING NOTE AGREEMENT AND EXISTING NOTES.

     Subject to Section 5.2, (a) the Existing Note Agreement is hereby amended as of June 30, 2001 in the manner specified in Part 1 of Exhibit A to this Amendment No. 2 and (b) the Existing Notes are hereby amended in the manner specified in Part 2 of Exhibit A (the foregoing referred to herein as the "AMENDMENTS").

     5.2. EFFECTIVENESS OF AMENDMENTS AND WAIVERS.

     The Waivers and Amendments of the Existing Note Agreement and the Existing Notes contemplated by Section 3.2, Section 5.1 and Exhibit A shall become effective only upon the satisfaction in full, on or prior to August 31, 2001, of the following conditions precedent (which date shall be referred to as the "AMENDMENT NO. 2 EFFECTIVE DATE"):

          (a) the Company and the Holders shall have executed and delivered a counterpart of this Amendment No. 2;

          (b) the representations and warranties set forth in Section 4 shall be true and correct as of the Amendment No. 2 Effective Date;

          (c) each Guarantor shall have executed and delivered the Guarantor Consent in respect of its obligations under the Subsidiary Guaranty substantially in the form attached hereto as Exhibit B;

          (d) the Company shall have paid via wire transfer to the account of each Holder specified in Exhibit C attached hereto an amendment fee in the amount specified next to such Holder's name in said Exhibit C;1

--------------------
1    The aggregate fee is $200,000.


          (e) the Company shall have authorized, by all necessary corporate approval, the execution and delivery of this Amendment No. 2 and the performance of all obligations of, and the satisfaction of all closing conditions set forth in this Section and the consummation of all transactions contemplated by this Amendment No. 2 by, the Company;

          (f) the Company shall have paid the fees and expenses of the Holders' special counsel as provided in Section 6; and

          (g) all proceedings taken in connection with this Amendment No. 2 and all documents and papers relating thereto shall be satisfactory to the Holders and the Holders' special counsel, and the Holders and the Holders' special counsel shall have received copies of such documents and papers as the Holders or the Holders' special counsel may reasonably request in connection herewith, including any legal opinions of counsel to the Company in respect of the transactions contemplated hereunder.

6.   EXPENSES.

     Whether or not the Amendments and Waivers become effective, the Company will on the Amendment No. 2 Effective Date (or if an invoice is delivered subsequent to the Amendment No. 2 Effective Date or if the Amendments and Waivers do not become effective, promptly and in any event within 10 days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment No. 2, including, but not limited to, (a) the cost of reproducing this Amendment No. 2, any Financing Documents and any other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Holders' special counsel (namely, Bingham Dana LLP, or its successors or assigns) incurred in connection with the preparation, negotiation and delivery of the Financing Documents. Nothing in this Section 5 shall limit the Company's obligations under Section 15 of the Amended Note Agreement.

7.   MISCELLANEOUS.

     7.1. PART OF EXISTING NOTE AGREEMENT, FUTURE REFERENCES, ETC.

     Except as expressly amended by this Amendment No. 2, all terms, conditions and covenants contained in the Existing Note Agreement and the Existing Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment No. 2 may refer to the Existing Note Agreement and the Existing Notes without making specific reference to this Amendment No. 2, but nevertheless all such references shall include this Amendment No. 2 unless the context otherwise requires.

     7.2. COUNTERPARTS; EFFECTIVENESS.

     This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment No. 2.

     7.3. SUCCESSORS AND ASSIGNS.

     All covenants and other agreements in this Amendment No. 2 by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee of any Note) whether so expressed or not.

     7.4. NEW NOTES.

     The Company hereby covenants and agrees that upon the request of any Holder and the surrender of such Holder's Notes in the manner described in Section 13.2 of the Amended Note Agreement, the Company shall issue, at the Company's expense, to such Holder new Notes in the manner provided therein to reflect the amendments identified herein to the Existing Notes.

     7.5. GOVERNING LAW.

     THIS AMENDMENT NO. 2 SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

   [Remainder of page intentionally left blank. Next page is signature page.]

     If the Holders are in agreement with the foregoing, please so indicate by signing the agreement below on the accompanying counterpart of this Amendment No. 2 and return it to the Company, whereupon the foregoing shall become a binding agreement between the Holders and the Company.

                                Very truly yours,

                                SOS STAFFING SERVICES, INC.


                                By: /s/ JoAnn W. Wagner
                                   --------------------
                                   Name:  JoAnn W. Wagner
                                   Title: Chairman, President
                                          and Chief Executive Officer



The foregoing Amendment No. 2 is
hereby accepted as of the
date first above written.

[HOLDERS]


 By:_________________________
         Name:
         Title:

                                    EXHIBIT A
                                     PART 1

                      AMENDMENTS TO EXISTING NOTE AGREEMENT


1. Section 1.1 of the Existing Note Agreement is amended and restated in its entirety to read as follows:

               SECTION 1.1 THE NOTES. The Company will authorize the issue and sale of $5,000,000 aggregate principal amount of its Senior Notes, Series A, due September 1, 2003 (the "SERIES A NOTES") and $30,000,000 of its Senior Notes, Series B, due September 1, 2008 (the "SERIES B NOTES") (the Series A Notes and the Series B Notes hereinafter are referred to collectively as the "NOTES," such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined). Each of the Series A Notes shall bear interest (a) from the date thereof to but excluding June 30, 2001 at the rate of 6.72% per annum and (b) on and from June 30, 2001 until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise) at the rate of 8.72% per annum. Each of the Series B Notes shall bear interest (a) from the date thereof to but excluding June 30, 2001 at the rate of 6.95% per annum and (b) on and from June 30, 2001 until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise) at the rate of 8.95% per annum. Interest on each Note shall be computed on the basis of a 360 day year of twelve 30 day months. Notwithstanding the foregoing, the Company shall pay interest on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount at the Default Rate in accordance with the Notes. The Series A Notes shall be substantially in the form set out in Exhibit 1(a) and the Series B Notes shall be substantially in the form set out in Exhibit 1(b), with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2. After giving effect to the Amendment provided for in paragraph 1 of this Exhibit A, each reference in the Existing Note Agreement and each other Financing Document to "6.72%" with respect to the interest rate per annum of the Senior Notes, Series A, is hereby deleted and there is substituted therefor "8.72%."

3. After giving effect to the Amendment provided for in paragraph 1 of this Exhibit A, each reference in the Existing Note Agreement and each other Financing Document to "6.95%" with respect to the interest rate per annum of the Senior Notes, Series B, is hereby deleted and there is substituted therefor "8.95%."

4. After giving effect to the Amendment provided for in paragraph 1 of this Exhibit A, the Notes that are currently outstanding shall bear interest at the rates specified in paragraph 1 of this Exhibit A, payable as provided in paragraph 1 hereof, without any need to surrender or exchange such Notes for new Notes reflecting the Amendments contemplated by Amendment No. 2; PROVIDED, however, that (a) any Senior Note, Series A, issued after the Amendment No. 2 Effective Date shall be in the form of Exhibit 1.1(a) hereto; and (b) any Senior Note, Series B, issued after the Amendment No. 2 Effective Date shall be in the form of Exhibit 1.1(b) hereto.

5. Section 7.1 is amended by deleting clause (a) thereof and substituting the following in lieu thereof:

               "(a) MONTHLY STATEMENTS - within 30 days after the end of each calendar month, duplicate copies of:

                    (i) the consolidated balance sheet of the Company and its
               Subsidiaries as at the end of such month,

                    (ii) the consolidated statements of income of the Company
               and its Subsidiaries for such month and for the portion of the Company's fiscal year ending with such month, and

                    (iii) changes in cash flows of the Company and its
               Subsidiaries for the portion of the fiscal year ending with such month,

          setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year end adjustments."

6.   Section 7.1(b) is amended by deleting the reference to "105 days" in clause
     (ii) thereof and substituting "90 days" in lieu thereof.

7. Section 7.2 is amended by deleting the introductory sentence thereto and substituting the following in lieu thereof:

               "SECTION 7.2 OFFICER'S CERTIFICATE. In connection with the delivery of (x) the financial statements for the last month of each fiscal quarter of the Company required pursuant to Section 7.1(a) and
          (y) each of the financial statements required by Section 7.1(b), the Company shall deliver a certificate of a Senior Financial Officer setting forth:"

8. Section 7 of the Existing Note Agreement is hereby amended by adding the following Section 7.4 immediately following existing Section 7.3:

               "SECTION 7.4. NOTICE OF PERMANENT REDUCTION IN AGGREGATE COMMITMENT. Within three (3) Business Days of (a) the Company or any of its Subsidiaries making any payment in connection with a permanent reduction in the Aggregate Commitment or (b) any permanent reduction of the Aggregate Commitment pursuant to the Existing Bank Credit Agreement, the Company shall deliver to each holder of Notes written notice of such permanent reduction."

9. Section 8.1(a) of the Existing Note Agreement is amended by deleting the last sentence thereof and substituting the following in lieu thereof:

               "Upon any partial prepayment of any series of the Notes pursuant to clauses (b), (c) or (d) of Section 8.1, Section 8.2 or any purchase of any Series of Notes permitted by Section 8.5, the principal amount of each required prepayment of any series of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of any series of the Notes is reduced as a result of such Prepayment or purchase."

10. Section 8.1 of the Existing Note Agreement is hereby amended by deleting subparagraph (b) thereof and adding the following subparagraphs (b), (c) and (d), respectively, in lieu thereof immediately following existing subparagraph (a) of said Section 8.1:

               "(b) CHANGE OF CONTROL. Upon the occurrence of a Change in Control, any holder, by written notice to the Company, may require, and upon receipt of such written notice, the Company shall, prepay the entire outstanding principal amount of the Notes held by such holder, plus the Make-Whole Amount determined for the prepayment date (calculated, with respect to the Series A Notes, as though such Notes bore interest at all relevant times at the rate equal to 6.72% per annum and calculated, with respect to the Series B Notes, as though such Notes bore interest at all relevant times at the rate equal to 6.95% per annum) with respect to such principal amount, together with all accrued and unpaid interest on such principal amount and all other sums which then are due and payable pursuant to this Agreement, the Other Agreements and the Subsidiary Guaranty. Two days prior to such prepayment, the Company shall deliver to such holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount (with the adjustment noted herein) as of the specified preparation date.

               (c) TRANSFER OF PROPERTY. Upon the sale, transfer or other disposition (other than a Change in Control) (herein a "Transfer") of any Property of the Company or any of its Subsidiaries (excluding sales of inventory of the Company and its Subsidiaries in the ordinary course of business) on or after June 30, 2001 for total consideration which, when taken together with the total consideration received in respect of each other sale, transfer or disposition during any immediately preceding period of 12 months, exceeds 10% of the Company's Total Assets at such time, there shall be come due and payable, and the Company shall pay to the holders of the Notes, as prepayment of the Notes, a principal amount of Notes equal to the Holders' Allocated Share of the Net Cash Proceeds of such Transfer, together with interest accrued with respect of such principal amount and the Make-Whole Amount due in respect thereof; PROVIDED, however, upon such Transfer of any Property of the Company or any of its Subsidiaries (excluding sales of inventory of the Company and its Subsidiaries in the ordinary course of business) on or after June 30, 2001 for total consideration which, when taken together with the total consideration received in respect of each other sale, transfer or disposition during any immediately preceding period of 12 months, is greater than $100,000 but equal to or less than 10% of the Company's Total Assets at such time, there shall be come due and payable, and the Company shall pay to the holders of the Notes, as prepayment of the Notes, a principal amount of Notes equal to the Holders' Allocated Share of the Net Cash Proceeds of such Transfer, together with interest accrued with respect of such principal amount but without a Make-Whole Amount. Following the consummation of the Collateralization Transaction, any required prepayment pursuant to this clause (c) shall be delivered to the Collateral Agent for distribution in accordance with the provisions of the Intercreditor Agreement.

               (d) ISSUANCE OF EQUITY SECURITIES. Upon the issuance on or after June 30, 2001 of equity securities of the Company or any of its Subsidiaries (other than securities issued as payment in kind for cash amounts otherwise payable on account of outstanding debt or equity securities), there shall be come due and payable, and the Company shall pay to the holders of the Notes, as prepayment of the Notes, a principal amount of Notes equal to the Holders' Allocated Share of the Net Cash Proceeds of such issuance, together with interest accrued with respect of such principal amount and the Make-Whole Amount due in respect thereof. Following the consummation of the Collateralization Transaction, any required prepayment pursuant to this clause (d) shall be delivered to the Collateral Agent for distribution in accordance with the provisions of the Intercreditor Agreement."

11. Section 8.2 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

               "8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT AND OPTIONAL PREPAYMENT UPON REFINANCING WITHOUT MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount; PROVIDED, however, notwithstanding anything to the contrary in this Section 8.2, on or before June 15, 2002, the Company may, concurrently with a Refinancing, at its option and upon notice as provided below, prepay 100%, but not less than 100%, of the aggregate principal amount of the Notes then outstanding, together with interest accrued with respect of such principal amount and without the Make-Whole Amount due in respect thereof. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and, where a Make-Whole Amount is required to be paid, shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Where a Make-Whole Amount is required to be paid, two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified preparation date.

12. Each reference in Section 8.6 of the Existing Note Agreement to "Section 8.2" with respect to the Make-Whole Amount is hereby deleted and there is substituted therefor "Sections 8.1(b), 8.1(c) or 8.2."

13. Section 8 of the Existing Note Agreement is hereby amended by adding the following covenants as Section 8.7 immediately following existing Section 8.6:

          "SECTION 8.7. SUPPLEMENTAL NOTE FEE. The Company hereby agrees to pay to the holders of the Notes a supplemental note fee in the amount of $250,000 (the "SUPPLEMENTAL NOTE FEE"), which Supplemental Note Fee shall be irrevocably deemed fully earned by the holders of the Notes who are holders of the Notes as of the Amendment No. 2 Effective Date and shall be due and payable in full by the Company to such holders of the Notes (or their successors or assigns) on June 15, 2002; PROVIDED, however, that if the Company shall have prepaid all of the principal amount of the Notes PLUS, interest accrued with respect of such principal amount PLUS, if any Make-Whole amount is due and payable hereunder, the Make-Whole Amount determined for the payment date with respect to such principal amount, on or before June 15, 2002, the obligation of the Company to pay the Supplemental Note Fee shall automatically be deemed cancelled by the holders of the Notes.

14. Section 9.6 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

     "SECTION 9.6. NEW SUBSIDIARIES. The Company will

          (a) cause any Subsidiary acquired or established subsequent to the date of this Agreement to deliver a Subsidiary Guaranty in favor of the holders of the Notes and the Lenders and such other documentation as may be requested by the holders of the Notes and the Lenders, in form and substance acceptable to the holders of the Notes and the Lenders;

          (b)cause any Subsidiary acquired or established subsequent to the date of this Agreement to grant Liens on all of its Property and execute and deliver to the Collateral Agent for the benefit of the holders of the Notes and the Lenders such documents, instruments and agreements, including, without limitation, security agreements, financing statements, acknowledgements and consents of third parties, corporate authorizations and opinions of counsel as the holders of the Notes, the Lenders and the Collateral Agent may reasonably require in connection therewith; and

          (c) deliver to each holder of the Notes a revised Schedule 5.4 reflecting the changes referred to in subsection (a) of this Section."

15. Section 9 of the Existing Note Agreement is hereby amended by adding the following covenants as Section 9.7 immediately following existing Section 9.6:

          "SECTION 9.7. COLLATERALIZATION. The Company will and will cause each of its Subsidiaries to consummate the Collateralization Transaction and execute and deliver to the Collateral Agent for the benefit of the holders of the Notes and the Lenders such documents, instruments and agreements, including, without limitation, security agreements, financing statements, acknowledgements and consents of third parties, corporate authorizations and opinions of counsel as the holders of the Notes, the Lenders and the Collateral Agent may reasonably require in connection therewith. The Company acknowledges and agrees that in the event the Collateralization Transaction shall not have been consummated to the satisfaction of the holders of the Notes on or before September 5, 2001, then, at the option of the holders of the Notes, such failure shall constitute an Event of Default under this Agreement and the holders of the Notes may exercise all rights, powers and remedies available to them under this Agreement, including the right to declare an Event of Default hereunder; PROVIDED, however, that in the event that any Deposit Account Control Agreements required by the holders of the Notes, the Lenders and the Collateral Agent in connection with the Collateralization Transaction shall not have been consummated to the satisfaction of the holders of the Notes on or before October 15, 2001, then, at the option of the holders of the Notes, such failure shall constitute an Event of Default under this Agreement and the holders of the Notes may exercise all rights, powers and remedies available to them under this Agreement, including the right to declare an Event of Default hereunder."

16. Section 10.3 of the Existing Note Agreement is hereby amended by deleting clauses (j) and (k) thereof and adding the following clauses (j), (k) and
     (l), respectively, in lieu thereof immediately following existing clause
     (i):

          "(j) for a period of 360 days following the acquisition by the Company or any of its Subsidiaries of any entity which has granted a Lien in such entity's accounts receivable or the acquisition of any accounts receivable, any Lien in existence when acquired upon such entity's accounts receivable or the accounts receivable acquired by the Company or any of its Subsidiaries;

          (k) any Liens contemplated by the Financing Documents; and

          (l) Liens which would not otherwise be permitted by clauses (a) through (k) above, securing Indebtedness of either the Company or any of its Subsidiaries, so long as all Priority Debt does not exceed 15% of Consolidated Net Worth."

17. Section 10.4 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

          "SECTION 10.4. LIMITATION ON TOTAL INDEBTEDNESS. The Company will not, as of the last day of each fiscal quarter of the Company, permit the RATIO of Consolidated Total Debt at such time TO Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters ending on such date, to exceed:

     FOR FISCAL QUARTERS ENDING DURING THE         MAXIMUM PERMITTED RATIO
     PERIOD:

     To and including June 30, 2001                3.60:1.00
     June 30, 2001 to and including September      4.50:1.00
     30, 2001
     September 30, 2001 to and including           4.75:1.00
     December 31, 2001
     December 31, 2001 to and including June 30,   4.50:1.00
     2002 July 1, 2002 and all times thereafter    4.25:1.00

18. Section 10.8 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

          "SECTION 10.8. FIXED CHARGE COVERAGE RATIO. The Company will not, determined as of the last day of each fiscal quarter of the Company, permit the RATIO of Consolidated Earnings Available for Fixed Charges for the four consecutive fiscal quarter period ending on such date TO Consolidated Fixed Charges for such period, to be less than:

     FOR FISCAL QUARTERS ENDING DURING THE    MINIMUM REQUIRED RATIO
     PERIOD:

     To and including June 30, 2001            1.75:1.00
     June 30, 2001 to and including            1.50:1.00
     December 31, 2001
     December 31, 2001 to and                  1.60:1.00
     including June 30, 2002
     July 1, 2002 and all times
     thereafter                                1.70:1.00

19. Section 10 of the Existing Note Agreement is hereby amended by adding the following covenants as Section 10.11 and Section 10.12, respectively, immediately following existing Section 10.10:

          "SECTION 10.11. MINIMUM EBITDA. The Company will not permit Consolidated EBITDA, determined as of the last day of each fiscal quarter of the Company for the 3-month period ending on such date, to be less than:

     FOR FISCAL QUARTERS ENDING DURING THE    MINIMUM EBITDA
     PERIOD:

     To and including June 30, 2001           $1,750,000
     June 30, 2001 to and including           $2,000,000
     December 31, 2001
     December 31, 2001 to and                 $2,200,000
     including June 30,  2002
     July 1, 2002 and all times
     thereafter                               $2,000,000

          SECTION 10.12. INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio determined as of the last day of each fiscal quarter of the Company to be less than 2.25:1.00."

20. Section 11(d) of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

               "(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or the Company or any Subsidiary fails to comply with its obligations under any Financing Document and such default or such failure is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or such failure and (ii) the Company receiving written notice of such default or such failure from any holder of a Note (any such written notice to be identified as a "NOTICE OF DEFAULT" and to refer specifically to this paragraph (d) of
          Section 11); or

21. The definitions of "Consolidated Earnings Available for Fixed Charges" and "Consolidated EBITDA" in Schedule B of the Existing Note Agreement are hereby amended and restated in their entirety as follows:

               "CONSOLIDATED EARNINGS AVAILABLE FOR FIXED CHARGES" means, with respect to any date of determination, the sum of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date plus (b) Consolidated Rent Expense for such period.

               "CONSOLIDATED EBITDA" means, with respect to any period, EBITDA of the Company and its Subsidiaries on a consolidated basis during such period.

22. The following definitions are hereby added to Schedule B of the Existing Note Agreement in their respective alphabetical order thereof to read as follows:

               "ADMINISTRATIVE AGENT" means Wells Fargo Bank, National Association, which acts in such capacity for the Lenders under the Existing Bank Credit Facility.

               "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of Closing, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, partnership, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

               "AGGREGATE COMMITMENT" has the meaning ascribed to it in the Existing Bank Credit Facility (as in effect on the date hereof).

               "AMENDMENT NO. 2" means Amendment No. 2 to Note Purchase Agreement, dated as of July 30, 2001 between the Company and the holders of the Notes.

               "AMENDMENT NO. 2 EFFECTIVE DATE" has the meaning ascribed to it in Amendment No. 2.

               "COLLATERAL AGENT" means State Street Bank and Trust Company, which has agreed to act in such capacity for the benefit of the holders of the Notes and the Lenders pursuant to the Intercreditor Agreement.

               "COLLATERALIZATION TRANSACTION" means (i) the pledge and grant by the Company of a security interest in and Lien upon all of its personal property assets, including, without limitation, all accounts receivable and intellectual property rights, to the Collateral Agent for the benefit of the holders of the Notes and the Lenders as collateral security for the Senior Indebtedness, and (ii) the guaranty of the Senior Indebtedness by each Subsidiary of the Company and the pledge and grant by each such Subsidiary of a first priority security interest in and Lien upon all of its personal property assets, including, without limitation, all accounts receivable and intellectual property rights, to the Collateral Agent for the benefit of the holders of the Notes and the Lenders as collateral security for such guaranty, such security interests in the case of the Company and each of the Guarantors to be first priority security interests to the extent such security interests cover accounts receivable of such Persons and to have a priority subject only to other security interests and liens mutually agreed by the holders of the Notes and the Lenders to the extent such security interests cover other items of personal property collateral.

               "CONSOLIDATED ADJUSTED EBITDA" means, with respect to any date of determination, the sum of: (i) EBITDA of the Company and its Subsidiaries on a consolidated basis during such period, plus (ii) in the event the Company or any Subsidiary consummates any Acquisition during such period and where a proforma statement in connection therewith is filed with the Securities and Exchange Commission on Form 8-K, EBITDA of the Person(s) acquired in such Acquisition for the time during such period prior to such Acquisition.

               "CONSOLIDATED RENT EXPENSE" means, for any period, the aggregate operating lease expense of the Company and its Subsidiaries determined on a consolidated basis for such period.

               "DEPOSIT ACCOUNT CONTROL AGREEMENTS" means any such agreement required by the holders of the Notes, the Lenders and the Collateral Agent in connection with the Collateralization Transaction.

               "EBITDA" means, for any period and with respect to any Person and all such Person's Subsidiaries on a consolidated basis, (i) Consolidated Net Income for such period taken as a single accounting period, plus (ii) depreciation, depletion and amortization expense for such period, plus (iii) federal, state and local income (or equivalent) taxes paid or accrued for such period, plus (iv) total interest expense for such period (including amortization of capitalized Indebtedness issuance costs), whether paid or accrued (including the interest component of Capitalized Leases), including all commissions, discounts and other fees and charges owed with respect to letters of credit, plus (v) extraordinary, unusual or non-recurring losses and non-cash charges for any disposition of businesses or early extinguishment of Indebtedness for such period and restructuring charges including, but not limited to, severance costs and expenses associated with office closures including remaining lease obligations, minus (vi) any cash payments with respect to any non-cash charges and expenses related to the disposition of businesses or early extinguishment of Indebtedness previously taken into account for such period, in each case determined in accordance with GAAP and, in the case of clauses (ii) through (vi), to the extent included in the determination of net earnings (or loss) for such period.

               "FINANCING DOCUMENTS" means each of this Agreement, the Other Agreements, the Notes, the Subsidiary Guaranty, the Intercreditor Agreement, the Security Documents (as defined in the Intercreditor Agreement), any security agreement, any stock pledge agreement, any account control agreement, any trademark collateral security and pledge agreement, any other instrument, document or agreement entered into in connection with this Agreement and all certificates and other documents delivered or to be delivered to any holder of the Notes pursuant to this Agreement.

               "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the quotient of the EBITDA of the Company for such period plus the rent expense of the Company and its Subsidiaries on a consolidated basis for such period divided by the sum of rent expense and interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period.

               "HOLDERS' ALLOCATED SHARE" (a) means on any date prior to the consummation of the Collateralization Transaction, the ratio, expressed as a percentage, which: (i) the aggregate principal amount of the Notes outstanding bears to the sum of (ii) the Aggregate Commitment plus the aggregate principal amount of the Notes outstanding and (b) at all times thereafter, means the aggregate principal amount that the holders of Notes would be entitled to receive from the Collateral Agent if such Net Proceeds were distributed in accordance with Section 4(b) of the Intercreditor Agreement.

               "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, dated as of July 30, 2001 (as amended, restated, supplemented or otherwise modified from time to time), by and among the Administrative Agent, for and on behalf of the Lenders, the holders of the Notes and the Collateral Agent, and acknowledged and agreed to by the Company and its Subsidiaries.

               "INTEREST COVERAGE RATIO" means, for any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ended at such time, to (b) the sum of (without duplication) (i) Interest Expense for such period plus (b) all debt discount and expense amortized or required to be amortized during such period by the Company and its Subsidiaries, plus (c) all obligations of the Company and its Subsidiaries in respect of any interest rate or currency swap, rate cap or similar transaction paid or required to be paid during such period by the Company or any of its Subsidiaries.

               "LENDERS" means the lending institutions listed on the signature pages to the Existing Bank Credit Facility and their respective successors and assigns.

               "NET CASH PROCEEDS" means with respect to the sale or other disposition of any Property or the issuance of any debt or equity securities, the gross cash proceeds received less reasonable and customary transaction costs (including any taxes due as a result of any gain on the sale or other disposition of such Property) and less cash amounts actually paid by the Company or its Subsidiary to the holders of Liens upon such Property as the release price thereof in connection with such sale or other disposition.

               "REFINANCING" means any borrowing arrangement entered into at any time by the Company or any of its Subsidiaries and one or more financial institutions providing for an available principal amount of borrowings equal to not less than 80% of the aggregate principal amount of the Notes outstanding at such time, with the proceeds thereof used (together with other funds of the Company not exceeding 20% of the aggregate principal amount of the Notes outstanding at such time) to prepay all of the principal amount of the Notes outstanding at such time (such prepayment to be made pursuant to Section 8.2 hereof).

               "TRANSFER" has the meaning ascribed to it in Section 8.1(c).

23. The Existing Note Agreement is amended by deleting therefrom the current forms of Exhibit 1.1(a), Exhibit 1.1(b) and Exhibit 1.1(c) thereto and replacing them with Exhibit 1.1(a), Exhibit 1.1(b) and Exhibit 1.1(c), respectively, attached hereto.

                                    EXHIBIT A
                                     PART 2

                               AMENDMENTS TO NOTES

1. The Series A Notes outstanding on the Amendment No. 2 Effective Date are hereby, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in Exhibit 1.1(a) attached hereto (except that the principal amount and the payee of each Note shall remain unchanged). Any Series A
     Note issued on or after the Amendment No. 2 Effective Date shall be in the form of Exhibit 1.1(a) attached hereto.

2. The Series B Notes outstanding on the Amendment No. 2 Effective Date are hereby, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in Exhibit 1.1(b) attached hereto (except that the principal amount and the payee of each Note shall remain unchanged). Any Series B
     Note issued on or after the Amendment No. 1 Effective Date shall be in the form of Exhibit 1.1(b) attached hereto.

                                                                  EXHIBIT 1.1(A)
                              FORM OF SERIES A NOTE

                           SOS STAFFING SERVICES, INC.

                  SENIOR NOTE, SERIES A, DUE SEPTEMBER 1, 2003


No.[__________]                                              September 1, 1998
$[_______________]                                             PPN  78462X A# 1

     FOR VALUE RECEIVED, the undersigned, SOS STAFFING SERVICES, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Utah, hereby promises to pay to [_______________], or registered assigns, the principal sum of [___________________] DOLLARS ($_________) on
September 1, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of (1) 6.72% per annum from the date thereof to but excluding June 30, 2001 and (2) 8.72% per annum on and from June 30, 2001 until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise), payable semiannually, on the 1st day of March and September in each year, commencing with March 1, 1999, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.72% or (ii) 2.0% over the rate of interest publicly announced by The First National Bank of Chicago from time to time in Chicago, Illinois as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of The First National Bank of Chicago in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated September 1, 1998 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise. The
Note is subject to prepayment.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

                              SOS STAFFING SERVICES, INC.



                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                                                                Exhibit 1.1(b)
                              FORM OF SERIES B NOTE

                           SOS STAFFING SERVICES, INC.

                  SENIOR NOTE, SERIES B, DUE SEPTEMBER 1, 2008


No.[__________]                                               September 1, 1998
$[_______________]                                             PPN  78462X B* 4

     FOR VALUE RECEIVED, the undersigned, SOS STAFFING SERVICES, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Utah, hereby promises to pay to [_______________], or registered assigns, the principal sum of [__________________] DOLLARS ($___________) on
September 1, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of (1) 6.95% per annum from the date thereof to but excluding June 30, 2001 and (2) 8.95% per annum on and from June 30, 2001 until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise), payable semiannually, on the 1st day of March and September in each year, commencing with March 1, 1999, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.95% or (ii) 2.0% over the rate of interest publicly announced by The First National Bank of Chicago from time to time in Chicago, Illinois as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of The First National Bank of Chicago in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated September 1, 1998 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise. The
Note is subject to prepayment.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                  SOS STAFFING SERVICES, INC.



                                  By:
                                     -----------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT B

                           [FORM OF GUARANTOR CONSENT]

Dated:  As of July 30, 2001

     Reference is made to those certain Note Purchase Agreements, dated as of September 1, 1998 (as in effect immediately prior to giving effect to the amendments provided for in Amendment No. 2 (defined below), collectively, the "Existing Note Agreement"), between SOS STAFFING SERVICES, INC., a Utah corporation (the "Company"), and each of the purchasers of Notes identified therein (the "Holders") whereby $5,000,000 aggregate principal amount of Senior Notes, Series A, due September 1, 2003 and $30,000,000 aggregate principal amount of Senior Notes, Series B, due September 1, 2008 (such Notes as in effect immediately prior to giving effect to the amendments provided for by this Amendment No. 2, the "Existing Notes") of the Company have been issued to Holders and are currently outstanding. The Existing Note Agreement and the Existing Notes are being amended pursuant to the Amendment No. 2 to Note Purchase Agreement, dated as of July 30, 2001, among the Company and the Holders (the "Amendment No.2"). The Existing Note Agreement as amended by Amendment No. 2 and as may be further amended, restated or otherwise modified from time to time is herein called the "Note Agreement." Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Amendment No. 2.

     Each of the undersigned guarantors (each, a "Guarantor") is a party to the Subsidiary Guaranty (the "Guaranty") entered into in connection with the execution and delivery of the Existing Note Agreement and the issuance and sale of the Existing Notes. Each Guarantor hereby consents to the execution and delivery by the Company of the Amendment No. 2 and the Amendments and Waivers specified therein and acknowledges and affirms all of its obligations under the terms of the Guaranty.

   [Remainder of page intentionally left blank. Next page is signature page.]

IN WITNESS WHEREOF, each Guarantor has caused this Guarantor Consent to be executed on its behalf, as of the date first above written, by one of its duly authorized officers.



                              INTELIANT CORPORATION



                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:



                              SERVCOM STAFF MANAGEMENT, INC.



                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:


                              SOS COLLECTION SERVICES, INC.



                                By:
                                   -----------------------------------------
                                   Name:
                                   Title:


                                DEVON & DEVON PERSONNEL SERVICES, INC.



                                By:
                                   -----------------------------------------
                                Name:
                                Title:

                                                                       EXHIBIT C

                       [HOLDER AMENDMENT FEE INFORMATION]